UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2006

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated timing of the investment described herein. Plug Power Inc. (the “Company”) believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements, including, without limitation, the ability to satisfy the conditions to the consummation of the investment described below; the timing and content of the approvals necessary to consummate the investment described below; the Company’s ability to develop commercially viable on-site energy products; the cost and timing of developing the Company’s on-site energy products; market acceptance of the Company’s on-site energy products; the Company’s ability to manufacture on-site energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for the Company’s on-site energy products; the Company’s ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the Company’s ability to protect its intellectual property; the Company’s ability to lower the cost of its on-site energy products and demonstrate their reliability; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for the Company’s on-site energy products and other risks and uncertainties discussed under “Item IA—Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission (“SEC”) on March 14, 2006, and the reports the Company files from time to time with the SEC. The Company does not intend to and undertakes no duty to update the information contained in this document.

In connection with the proposed investment in the Company described below, the Company intends to file relevant materials with the SEC, including a proxy statement. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company by contacting the Company’s Investor Relations at (518) 782-7700 or making a request through the investor relations section of the Company’s website. The Company’s stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the transaction.

The Company and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the stockholders of the Company in connection with the transaction. Information about the executive officers and directors of the Company and the number of shares of the Company’s common stock beneficially owned by such persons will be set forth in the proxy statement regarding the transaction. Stockholders may obtain additional information regarding the direct and indirect interests of the Company and its executive officers and directors in the transaction by reading the proxy statement regarding the transaction when it becomes available.

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 10, 2006, Plug Power Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Smart Hydrogen Inc. (the “Buyer”) pursuant to which the Company agreed to sell 395,000 shares of Class B Capital Stock of the Company, which are convertible into 39,500,000 shares of common stock of the Company, to the Buyer for an aggregate purchase price of $217,250,000. The Buyer is a joint venture of the principal investors of ZAO Interros Holding Company, a major Russian investment firm, and MMC Norilsk Nickel, a Russian mining company. Each share of Class B Capital Stock is convertible into 100 shares of common stock of the Company and the purchase price per share of common stock under the Stock Purchase Agreement, on an as-converted basis, is $5.50.

The Buyer has also agreed to purchase 1,825,000 shares of common stock of the Company from DTE Energy Foundation contemporaneously with the closing of its purchase of Class B Capital Stock from the Company and, in the event the purchase from DTE Energy Foundation is not consummated prior to this closing, the Company will have the option to sell an additional 18,250 shares of Class B Capital Stock, convertible into 1,825,000 shares of common stock, to the Buyer. Additionally, the Company has agreed to sell an additional number of shares of common stock to the Buyer equal to 35% of the total number of shares of common stock issued under the Company’s equity incentive and employee benefit plans between April 10, 2006 and the closing date, net of any such shares reacquired by the Company during that time period. The purchase price for these additional shares of common stock and Class B Capital Stock on an as-converted basis will be $5.50 per share. Following the closing of these transactions, the Buyer is expected to own approximately 35% of the Company’s outstanding common stock on an as-converted basis, taking into account the 2,714,700 shares of common stock of the Company that the Buyer purchased from GE Power Systems Equities, Inc. in December 2005 and currently owns.

These transactions are expected to close in Summer 2006, subject to approval by the Company’s shareholders, regulatory approvals, including Hart-Scott-Rodino antitrust clearance and clearance by the Committee on Foreign Investment in the United States, and other customary closing conditions. With respect to the shareholder approval, the Buyer, DTE Energy Company and DTE Energy Ventures, Inc. have all agreed to vote in favor of the transaction. The Company will also be seeking a formal interpretative letter from the staff of NASDAQ confirming that the terms of the Class B Capital Stock relating to appointment of directors complies with applicable NASDAQ rules, and the Stock Purchase Agreement may be terminated by either party if the Company is unable to obtain such a letter. The Stock Purchase Agreement may also be terminated by either party if the transaction has not been completed by September 30, 2006. The Company will also have the right to terminate the Stock Purchase Agreement if it receives a proposal that its Board of Directors determines to be superior (after taking into account any modifications proposed by the Buyer to its proposal); provided that the Company may not solicit alternative proposals. If the Company exercises this termination right, it must pay a termination fee of approximately $5.4 million and reimburse up to approximately $2.6 million of the Buyer’s expenses.

The Class B Capital Stock that is to be sold by the Company is a new class of stock that is economically equivalent to, and convertible into, shares of common stock of the Company. The terms of the Class B Capital Stock will be set forth in a Certificate of Designations filed by the Company with the Delaware Secretary of State, the form of which has been agreed to by the Company and the Buyer (the “Certificate of Designations”). Pursuant to the Certificate of Designations, the holders of the Class B Capital Stock initially will be able to appoint up to four of the eleven directors to the Company’s Board of Directors, at least two of whom must be independent directors under applicable NASDAQ rules. Under the Certificate of Designations, these directors must be proportionately represented on all committees of the Board of Directors to the extent consistent with applicable law; provided that any committee of five or fewer members need only have one such director as a member. The number of directors that the holders of Class B Capital Stock will be able to appoint in the future will decrease if the percentage of the Company’s outstanding common stock on an as converted basis decreases; provided that if this percentage decreases below 10%, the director appointment and committee representation rights will terminate. Separately, in the Investor Rights Agreement described below, the holders of the Class B Capital Stock will agree to vote in favor of all director nominees recommended by the Company as long as they have director appointment rights.

The Certificate of Designations also requires the Company to obtain the approval of the holders of a majority of the outstanding Class B Capital Stock prior to taking any of the following actions as long as such holders continue to own over 20% of the Company’s outstanding common stock on an as-converted basis:

•	changing the number of directors on the Board of Directors;

•	issuing any additional shares of Class B Capital Stock;

•	acquiring any business or assets if the purchase price exceeds the greater of (i) 30% of total assets of the Company on a consolidated basis or (ii) $105,000,000; or

•	amending certain provisions of the Company’s certification of incorporation or by-laws relating to the rights of the Class B Capital Stock or certain other corporate governance matters, other than in connection with a sale of the Company.

The Certificate of Designations also provides that shares of Class B Capital Stock will automatically convert into common stock if they are transferred to anyone other than certain affiliates of the Buyer or if the holder of such shares experiences a change of control.

In connection with the transaction, the parties have also agreed to enter into an Investor Rights Agreement (the “Investor Rights Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) at the closing of the transaction, which establish certain rights and obligations of the Company and the Buyer relating to the investment. Under the Investor Rights Agreement, the Buyer will agree to the following restrictions on the transfer of shares of stock of the Company:

•	For 18 months following the closing, the Buyer will not transfer any equity securities of the Company to any person;

•	For 2 years following the closing, the Buyer will not privately sell any equity securities of the Company to any person who is or will become a 5% stockholder;

•	For 2 years following the closing, the Buyer will not privately sell any equity securities of the Company to any person without providing the Company with a right of first offer; and

•	For 5 years following the closing, the Buyer will not privately sell any equity securities of the Company to a competitor of the Company.

Notwithstanding the foregoing, the Company will permit the Buyer, at any time, to transfer its shares to certain affiliates of the Buyer or to transfer its shares pursuant to any tender offer, exchange offer, merger, business combination, restructuring or acquisition of the Company that is recommended by the Company’s Board of Directors.

Additionally, the Buyer will agree that neither it nor any of its affiliates will take certain actions for a period of 5 years following the closing, including, among others:

•	acquiring any additional securities of the Company (other than pursuant to the preemptive or top up rights described below);

•	acting to propose, or solicit any person with respect to, any merger, business combination, tender or exchange offer, restructuring, recapitalization, liquidation or similar transaction involving the Company or to seek to control, change or influence the Company’s management, Board of Directors or policies, except through the exercise of the rights granted in connection with the transaction;

•	engaging in a proxy solicitation; and

•	submitting a director nominee (other than pursuant to their director appointment rights) or a stockholder proposal to the Company for consideration by its stockholders.

Notwithstanding the foregoing, the Company will permit the holders of Class B Capital Stock to participate as a bidder in any process initiated by the Company to sell the Company and, if the Company receives an unsolicited acquisition proposal, to submit an acquisition proposal prior to the Company’s acceptance of the unsolicited acquisition proposal.

The Investor Rights Agreement will also require the Company, for two years following the closing, to obtain the approval of the holders of a majority of the outstanding Class B Capital Stock prior to redeeming or repurchasing stock (subject to carveouts related to repurchases under equity incentive plans and from the Buyer under the Company’s right of first offer) or paying any dividends.

In the Investor Rights Agreement, the Company will agree to provide the holders of Class B Capital Stock with preemptive rights to enable them to participate in future issuances of securities by the Company in order to maintain their percentage ownership of the Company’s total outstanding common stock on an as-converted basis. These preemptive rights are subject to carveouts for issuances under equity incentive or employee benefit plans, issuances in acquisitions by the Company, issuances to strategic partners of up to 10% in the aggregate of the Company’s outstanding common stock as of the closing date, issuances to financial institutions or lessors in lending or leasing transactions, private offerings of up to $7.5 million and public offerings. However, in the event of issuances of securities in an acquisition by the Company or under an equity incentive or employee benefit plan, the holders of Class B Capital Stock will have top up rights enabling them to purchase additional securities in order to maintain their percentage ownership of the Company’s total outstanding common stock on an as-converted basis. Pursuant to this top up right:

•	if the Company issues more than $7.5 million of securities in an acquisition by the Company, then the holders of Class B Capital Stock will have the right to purchase additional securities from the Company to maintain their percentage ownership;

•	if the Company issues less than $7.5 million of securities in an acquisition by the Company, then the Company will have the option of either offering additional securities to the holders of Class B Capital Stock or permitting them to purchase additional securities in the public market to maintain their percentage ownership; and

•	if the Company, in the aggregate, issues shares of common stock under an equity incentive or employee benefit plan during any year, then, at the beginning of the following year, the Company will permit the holders of Class B Capital Stock to purchase additional securities in the public market to maintain their percentage ownership.

These holders may exercise these preemptive and top up rights notwithstanding the general restriction on acquisition of additional securities of the Company described above. These preemptive and top up rights generally continue as long as the holders of Class B Capital Stock own at least 10% of the outstanding common stock of the Company on an as-converted basis.

Under the Investor Rights Agreement, the Company will also provide the holders of the Class B Capital Stock with co-sale rights to participate on a pro rata basis in any sale by the Company of common stock for cash in a private placement of more than 20% of the Company’s then outstanding common stock, after giving effect to such transaction, to a single purchaser. These co-sale rights generally continue as long as the holders of Class B Capital Stock own at least 10% of the outstanding common stock of the Company on an as-converted basis.

Certain affiliates of the Buyer will, and any person to whom shares of Class B Capital Stock are transferred in the future (without the prior conversion of such shares into common stock) will be required to, agree to be bound by the terms of the Investor Rights Agreement.

Under the Registration Rights Agreement, the Company will agree to register the shares of common stock issuable upon exercise of the Class B Capital Stock on a resale registration statement within 18 months after the closing of the investment. The Company will also agree to prepare a prospectus or, if the Company is not Form S-3 eligible, file a registration statement for an underwritten public offering upon the demand of the holders of the shares of common stock issuable upon exercise of the Class B Capital Stock; provided that the Company is only required to accommodate up to five requests (and pay expenses for three requests). The Company will also grant the holders unlimited piggy-back registration rights with respect to underwritten offerings being registered by the Company. The registration rights will be transferable to a person acquiring 25% or more of the shares initially issued. The registration rights are to be subject to blackout and market standstill provisions enabling the Company to suspend sales pursuant to the registration rights for up to, but not more than, 180 days in any 12-month period.

In connection with the transaction, the Company has amended its by-laws effective upon and subject to the closing of the transaction. The amendments are technical amendments to reflect the rights to be granted to the holders of the Class B Capital Stock and constitute the addition of language to Article I, Section 3(c); Article II, Section 2; Article II, Section 14; and Article VI, Section 8(a) of the by-laws indicating that the provisions of such sections are “subject to the rights, if any, of the holders of any series of preferred stock.”

No underwriters have been or are expected to be involved in the sale of the shares of Class B Capital Stock and common stock of the Company to the Buyer. These shares will be issued in reliance upon exemptions from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering, to the extent an exemption from such registration was required. The Buyer has represented, and as a condition to closing will represent, to the Company in connection with its purchase that it is an accredited investor and is acquiring the shares for investment and not distribution and that it can bear the risks of the investment. The Buyer received written disclosure that the securities have not been, and will not be, registered under the Securities Act and that they may be resold without registration under the Securities Act only in certain limited circumstances.

The foregoing summary is qualified in its entirety by reference to the copies of the Stock Purchase Agreement, form of Certificate of Designations, form of Investor Rights Agreement, form of Registration Rights Agreement and Amended and Restated By-Laws of the Company, which are attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 11, 2006, the Company issued a press release regarding the transaction described above. The full text of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On April 11, 2006, the Company posted materials on its website relating to the transaction described above. The full text of these materials are attached hereto as Exhibits 99.3, 99.4, 99.5 and 99.6 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

3.1	Amended and Restated By-Laws of Plug Power Inc. (included as Exhibit D to the Stock Purchase Agreement filed as Exhibit 99.1 hereto)

99.1	Stock Purchase Agreement, dated as of April 10, 2006, by and between Plug Power Inc. and Smart Hydrogen Inc.

99.2	Press release of Plug Power Inc. dated April 11, 2006

99.3	Transaction Summary posted on website of Plug Power Inc.

99.4	Q&A posted on website of Plug Power Inc.

99.5	Background Information regarding Interros and Norilsk Nickel posted on website of Plug Power Inc.

99.6	Background Information regarding Plug Power Inc. posted on website of Plug Power Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: April 10, 2006	By:	/s/ David A. Neumann
David A. Neumann
Chief Financial Officer